UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Old Whitfield Street Guilford, Connecticut (Address of principal executive offices)		06437 (Zip Code)

Registrant’s telephone number, including area code: (203) 458-7100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and Director Resignation

Effective February 8, 2022, John Stark delivered his resignation as Quantum-Si Incorporated’s (the “Company”) Chief Executive Officer and a member of the Board of Directors (the “Board”) in order to pursue opportunities outside of the Company. The Company has launched a search for Mr. Stark’s replacement and, pending such replacement, Jonathan M. Rothberg, Ph.D., the Executive Chairman of the Board of the Company, will serve as Interim Chief Executive Officer. In connection with Mr. Stark’s resignation, the Company and Mr. Stark entered into a separation agreement (the “Separation Agreement”), dated as of February 11, 2022, that provides the Company will pay Mr. Stark (i) severance pay equal to $500,000, or one year of his current annual base salary, (ii) an annual bonus equal to $352,750 for the year ended December 31, 2021 and (iii) a special bonus equal to $250,000, provided that Mr. Stark does not revoke the Separation Agreement on or before February 18, 2022. The Separation Agreement also includes other customary provisions.

A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description is subject in all respects to the actual terms of the Separation Agreement.

Interim Chief Executive Officer Appointment

On February 8, 2022, the Board appointed Jonathan M. Rothberg, Ph.D. as Interim Chief Executive Officer of the Company, effective as of February 8, 2022, to succeed Mr. Stark while the Company searches for Mr. Stark’s replacement.  Dr. Rothberg currently serves as the Company’s Executive Chairman of the Board, and biographical information for him can be found under the caption “Management” in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on July 2, 2021 (the “Registration Statement”), and is incorporated herein by reference. There are no family relationships between Dr. Rothberg and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K and there are no arrangements or understandings between Dr. Rothberg and any other persons pursuant to which Dr. Rothberg was appointed to serve as Interim Chief Executive Officer of the Company.  Except as previously disclosed under the caption “Certain Relationships and Related Party Transactions” in the Registration Statement, which is incorporated herein by reference, there are no transactions between Dr. Rothberg and the Company that would be reportable under Item 404(a) of Regulation S-K.

Dr. Rothberg will not receive any additional compensation for serving as Interim Chief Executive Officer. Dr. Rothberg will also continue to serve as Executive Chairman of the Board.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, dated as of February 11, 2022, by and between Quantum-Si Incorporated and John Stark
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

By:	/s/ Claudia Drayton
Name:	Claudia Drayton
Title:	Chief Financial Officer

Date:  February 14, 2022